Exhibit 4.30a

7 July 2022

Simon Durack

Advanced Management Services Australia Pty Ltd

Level 1, 1205 Hay Street

WEST PERTH WA 6005

Dear Simon

LETTER OF VARIATION – TERMS OF ENGAGEMENT – PROVISION OF COMPANY SECRETARIAL AND CFO SERVICES TO ADVANCED HUMAN IMAGING LTD

1.	Introduction

We refer to the Revised Terms of Engagement dated 16 March 2022 between Advanced Human Imaging Ltd and Advanced Management Services Australia Pty Ltd (Terms of Engagement).

Unless the context otherwise requires, words and expressions defined in the Terms of Engagement shall have the same meanings when used in this letter agreement.

2.	Extension of Terms of Engagement period

This letter agreement is intended to vary Clause 12 of the Terms of Engagement, to extend the formal agreement conclusion period to 30 December 2022, or such other date agreed by the parties in writing.

To record your agreement to the above variation of the Terms of Engagement, please execute this letter agreement where indicated below and return it to me.

3.	General

This letter agreement may be executed in any number of counterparts. All counterparts will be taken to constitute one instrument.

Electronic or facsimile signatures are taken to be valid and binding to the same extent as original signatur:es.

The parties have agreed the terms set out in this letter agreement and intend to be immediately legally bound by them.

Yours sincerely

/s/ Dr Katherine Iscoe
Dr Katherine Iscoe
Chief Executive Officer
Advanced Human Imaging Ltd

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.ahl.tech

EXECUTED by the parties as a deed.

EXECUTED by

ADVANCED HUMAN IMAGING LTD

ACN 602 111 115

in accordance with section 127 of the

Corporations Act 2001 (Cth):

/s/ Dr Katherine Iscoe
Signature of director

Dr Katherine Iscoe (CEO)
Name of director

EXECUTED by

ADVANCED MANAGEMENT SERVICES AUSTRALIA PTY LTD

ABN: 51 140 345 875

In accordance with the laws of its place of incorporation:

/s/ Simon Durack	08/07/22
Signature of director

Simon Durack

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.ahl.tech